SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2004

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2004, Adolor Corporation, a Delaware corporation (the “Company”), entered Amendment No. 2 (the “Amendment”) to the Collaboration Agreement, dated April 14, 2002 (the “Collaboration Agreement”), between the Company and Glaxo Group Limited (“GSK”). The Collaboration Agreement provides for the exclusive worldwide development and commercialization of Entereg™. Since entering into the Collaboration Agreement, the Company and GSK have worked jointly to promote the development of Entereg™. The Amendment further clarifies the parties’ rights and obligations concerning marketing activities.

The description of the Amendment is qualified in its entirety by reference to Exhibit 10.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

10.1	Amendment No. 2, dated December 22, 2004, to the Collaboration Agreement between Glaxo Group Limited and the Company.**

**	Confidential treatment requested with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Name:	Michael R. Dougherty
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Dated: February 25, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2, dated December 22, 2004, to the Collaboration Agreement between Glaxo Group Limited and the Company.**

**	Confidential treatment requested with respect to portions of this exhibit.